Exhibit (25)(c)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)

The Bank of New York

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Wachovia Corporation

(Exact name of obligor as specified in its charter)

North Carolina	56-0898180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of principal executive offices)	(Zip code)

Warrants

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-121195.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of March, 2007.

THE BANK OF NEW YORK

By:	/s/ Joanne Adamis
Name:	Joanne Adamis
Title:	Vice President

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Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,375.000
Interest-bearing balances	11,937,000
Securities:
Held-to-maturity securities	1,729,000
Available-for-sale securities	17,675,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	3,953,000
Securities purchased under agreements to resell	162,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	30,730,000
LESS: Allowance for loan and lease losses	286,000
Loans and leases, net of unearned income and allowance	30,444,000
Trading Assets	5,047,000
Premises and fixed assets (including capitalized leases)	830,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	292,000
Not applicable
Intangible assets:
Goodwill	2,747,000
Other intangible assets	981,000
Other assets	6,814,000

Total assets	$85,987,000

LIABILITIES
Deposits:
In domestic offices	$30,000,000
Noninterest-bearing	19,293,000
Interest-bearing	10,707,000

EXHIBIT 7

(Page ii of iii)

In foreign offices, Edge and Agreement subsidiaries, and IBFs	33,219,000
Noninterest-bearing	472,000
Interest-bearing	32,747,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	671,000
Securities sold under agreements to repurchase	185,000
Trading liabilities	2,479,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,076,000
Not applicable
Not applicable
Subordinated notes and debentures	1,955,000
Other liabilities	6,527,000

Total liabilities	$77,112,000

Minority interest in consolidated subsidiaries	144,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,134,000
Retained earnings	5,769,000
Accumulated other comprehensive income	-307,000
Other equity capital components	0
Total equity capital	8,731,000

Total liabilities, minority interest, and equity capital	$85,987,000

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EXHIBIT 7

(Page iii of iii)

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro, Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	]	Directors

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